Exhibit 4.18

Execution Version

FIRST SUPPLEMENTAL TRUST DEED

22 JULY 2013

COCA-COLA HBC FINANCE B.V.

(the Issuer)

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC AG

(the Existing Guarantors)

and

COCA-COLA HBC HOLDINGS B.V.

(the Additional Guarantor)

and

CITICORP TRUSTEE COMPANY LIMITED

(the Trustee)

relating to

a €3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

established by the Issuer and the Existing Guarantors

on 3 June 2013

THIS FIRST SUPPLEMENTAL TRUST DEED is made on 22 July 2013

BETWEEN:

(1)                                 COCA-COLA HBC FINANCE B.V. (a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its corporate seat in Amsterdam) (the Issuer);

(2)                                 COCA-COLA HELLENIC BOTTLING COMPANY S.A. (incorporated with limited liability in Greece) (CCH SA);

(3)                                 COCA-COLA HBC AG, incorporated as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland (CC HBC AG and, together with CCH SA, the Existing Guarantors);

(4)                                 COCA-COLA HBC HOLDINGS B.V. (a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its corporate seat in Amsterdam) (the Additional Guarantor); and

(5)                                 CITICORP TRUSTEE COMPANY LIMITED (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A)                               This First Supplemental Trust Deed is supplemental to the Trust Deed dated 3 June 2013 (as modified and/or restated and/or supplemented from time to time, the Trust Deed) made between the Issuer, the Existing Guarantors and the Trustee and establishing a €3,000,000,000 Euro Medium Term Note Programme (the Programme).

(B)                               As of the date of this First Supplemental Trust Deed, €800,000,000 2.375 per cent. Notes due 18 June 2020 (the Relevant Notes) are outstanding under the Programme.

(C)                               The Issuer has requested the Trustee to enter into this First Supplemental Trust Deed to modify the terms of the Trust Deed and the Conditions of the Relevant Notes to add the Additional Guarantor as a Guarantor under the Trust Deed of the Relevant Notes and of any further Series of Notes issued under the Trust Deed (Further Notes).

(D)                               Pursuant to Clause 8.4 of the Trust Deed, the Trustee shall without the consent of the Noteholders or the Couponholders agree, among other things, to the accession of any Subsidiary of the Issuer or either Existing Guarantor as an additional issuer or guarantor under the Trust Deed in relation to the Notes and Coupons of any Series subject to the satisfaction of the conditions specified therein.

(E)                                The Issuer and the Existing Guarantors have requested the Trustee to agree to the accession of the Additional Guarantor (which is a Subsidiary of CC HBC AG) as a guarantor under the Trust Deed in relation to the Relevant Notes and any Further Notes.

(F)                                 The Trustee is of the opinion that the conditions specified in Clause 8.4.1 of the Trust Deed have been satisfied in relation to the accession of the Additional Guarantor as a guarantor and accordingly has agreed with the Issuer and the Existing Guarantors to enter into this First Supplemental Trust Deed.

(G)                               By a resolution of the Board of Directors of the Additional Guarantor passed on 28 June 2013, the Additional Guarantor (being of the opinion that it will be to its benefit and interest and in the furtherance of its objects to do so) has agreed to guarantee the Relevant Notes and any Further Notes and to enter into certain covenants as set out or referred to in this First Supplemental Trust Deed and the Issuer has procured that the Additional Guarantor will be a party to this First Supplemental Trust Deed for such purposes.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.                                      INTERPRETATION AND CONSTRUCTION

1.1                               Save as herein otherwise provided and unless there is something in the subject or context inconsistent therewith all words and expressions defined in the Trust Deed shall have the same meanings in this First Supplemental Trust Deed.

1.2                               Save as expressly amended by this First Supplemental Trust Deed, the Trust Deed shall remain in full force and effect and all rights, powers, obligations and immunities comprised therein and arising pursuant thereto shall remain in full force and effect notwithstanding this First Supplemental Trust Deed. The Trust Deed shall henceforth be read and construed as one document with this First Supplemental Trust Deed and references in the Trust Deed to “this Trust Deed” shall be read as references to the Trust Deed as amended by this First Supplemental Trust Deed.

2.                                      GUARANTEE

2.1                               The Additional Guarantor (subject to the provisions of Clause 2.10) hereby unconditionally and irrevocably, jointly and severally with each other Existing Guarantor under the Trust Deed guarantees to the Trustee the due and punctual payment of all sums expressed to be payable by the Issuer under the Trust Deed or in respect of the Relevant Notes, any Further Notes or the relative Coupons, as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of the Trust Deed, the Relevant Notes, any Further Notes and the relative Coupons. In the case of the failure of the Issuer to pay any such sum as and when the same shall become due and payable, the Additional Guarantor (subject to the provisions of Clause 2.10) hereby agrees to cause such payment to be made as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, as if such payment were made by the Issuer.

2.2                               Subject to the provisions of Clause 2.10, the Additional Guarantor agrees that as an independent primary obligation, it shall pay to the Trustee on demand sums sufficient to indemnify the Trustee and each Noteholder and Couponholder against any liability sustained by the Trustee or such Noteholders or Couponholder by reason of the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the Issuer under the Trust Deed or in respect of the Relevant Notes or any Further Notes, whether by reason of any of the obligations expressed to be assumed by the Issuer in the Trust Deed or the Relevant Notes or any Further Notes being or becoming void, voidable or unenforceable for any reason, whether or not known to the Trustee or such Noteholders or Couponholder or for any other reason whatsoever.

2.3                               Subject to the provisions of Clause 2.10, if the Issuer defaults in the payment of any sum expressed to be payable by it under the Trust Deed or in respect of the Relevant Notes or any Further Notes or the relative Coupons as and when the same shall become due and payable, the Additional Guarantor shall immediately and unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in same day, freely transferable funds the amount in respect of which such default has been made; provided that every payment of such amount made by the Additional Guarantor to the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be deemed to cure pro tanto such default by the Issuer and shall be deemed for the purposes of this Clause 2 to have been paid to or for the account of the Trustee except to the extent that there is failure in the subsequent payment of such amount to the Noteholders and Couponholders in accordance with the Conditions, and everything so paid by the Additional Guarantor in accordance with the Paying Agency Agreement shall have the same effect as if it had been paid thereunder by the Issuer.

2.4                               Subject to the provisions of Clause 2.10, the Additional Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Trust Deed or any Relevant Note, Further Note or relative Coupon, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Noteholder or Couponholder or by the Trustee with respect to any provision of the Trust Deed or the Relevant Notes or any Further Notes, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

2.5                               The Additional Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Relevant Note or Further Note or the indebtedness evidenced thereby and all demands whatsoever. The Additional Guarantor agrees (subject to the provisions of Clause 2.10) that the guarantee and indemnity contained in this Clause 2 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Relevant Notes, any Further Notes or the relative Coupons or under the Trust Deed shall have been paid in full and that the Additional Guarantor shall not be discharged by anything other than a complete performance of the obligations contained in the Trust Deed and the Relevant Notes, any Further Notes and the relative Coupons.

2.6                               The Additional Guarantor shall be subrogated to all rights of the Noteholders against the Issuer in respect of any amounts paid by the Additional Guarantor pursuant hereto; provided that the Additional Guarantor shall not without the consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Relevant Notes, Further Notes and relative Coupons and all other amounts due under the Trust Deed and the Relevant Notes, any Further Notes and the relative Coupons have been paid in full. Furthermore, until such time as aforesaid the Additional Guarantor shall not take any security or counter-indemnity from the Issuer in respect of the Additional Guarantor’s obligations under this Clause 2.

2.7                               If any payment received by the Trustee or the Principal Paying Agent pursuant to the provisions of the Trust Deeds or the Conditions of the Relevant Notes or any Further Notes shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Additional Guarantor whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 2 shall continue to apply as such payment had at all times remained owing by the Issuer and the Additional Guarantor shall indemnify and keep indemnified the Trustee and the Noteholders on the terms of the guarantee and indemnity contained in this Clause 2.

2.8                              Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 3 of the Trust Deed) from the Additional Guarantor in respect of any sum payable by the Issuer under the Trust Deed or the Relevant Notes, any Further Notes or the relative Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

2.9                               The Additional Guarantor acknowledges and undertakes that its obligations under this Clause 2 shall be joint and several with each other Guarantor under the Trust Deed and that it shall be deemed to have consented to the admission of any company as a Additional Guarantor and shall be deemed to be jointly and severally liable with any new Guarantor by virtue of the giving by any Additional

Guarantor of a guarantee without the necessity for it or the Issuer or any other Guarantor to concur in or consent to any deed admitting any Additional Guarantor.

2.10                        The obligations of the Additional Guarantor as a Guarantor under this Clause and the Trust Deed shall cease to have effect, and the Additional Guarantor shall be automatically released from any and all liability as a Guarantor under this Clause 2 and the Trust Deed, with effect on and from the date that none of the Existing Notes (as defined in the Trust Deed) continue to be outstanding or, if earlier, the date that the Additional Guarantor ceases to be a guarantor of any of the Existing Notes (such date being hereinafter referred to as the Additional Guarantor Release Date). With effect on and from the Additional Guarantor Release Date the Relevant Notes and any Further Notes shall be unconditionally and irrevocably guaranteed by CC HBC AG alone.

3.                                      APPLICABILITY AND MODIFICATION OF THE TRUST DEED

3.1                               On and from the date hereof, subject to the provisions of Clause 2.10, the Additional Guarantor will become a Guarantor for the purposes of the Trust Deed (as amended pursuant to this First Supplemental Trust Deed).

3.2                               All the provisions of the Trust Deed (other than Clause 5 of the Trust Deed), the Conditions of the Relevant Notes and any Further Notes and the Final Terms of the Relevant Notes relating to the “relevant Guarantor(s)” and the “Guarantor(s)” shall (subject to the provisions of Clause 2.10) apply to the Additional Guarantor and to the guarantee given by the Additional Guarantor under Clause 2 hereof in all respects as if the Additional Guarantor had been an original party to the Trust Deed and references therein (other than in Clause 5 of the Trust Deed) and in the Conditions of the Relevant Notes and any Further Notes and the Final Terms relating to the Relevant Notes to the “relevant Guarantor(s)” and the “Guarantor(s)” had included the Additional Guarantor and the Additional Guarantor hereby covenants with the Trustee that (subject to the provisions of Clause 2.10) it will henceforth duly observe and perform and be bound by all such of the covenants, conditions and provisions contained in the Trust Deed as are expressed to be binding on the “relevant Guarantor(s)” and the “Guarantor(s)” (other than Clause 5 of the Trust Deed).

3.3                               For the avoidance of doubt, the Additional Guarantor:

(a)                                 consents to the admission of any Subsidiary of the Issuer or a Guarantor as an ‘Additional Obligor’ (as defined in the Trust Deed) in accordance with Clause 8.4 of the Trust Deed and agrees that it shall be jointly and severally liable with any such ‘Additional Obligor’ by virtue of the admission of that ‘Additional Obligor’ as a Guarantor in accordance with requirements set out in Clause 8.4 of the Trust Deed; and

(b)                                 hereby authorises the Issuer to concur in, consent to or agree to any deed admitting any such ‘Additional Obligor’ as a Guarantor.

4.                                      CONFIRMATION OF THE EXISTING GUARANTORS

The Existing Guarantors hereby confirm to the Trustee that their guarantees in respect of the Relevant Notes and any Further Notes remain unmodified and in full force and effect notwithstanding the modifications made in relation to the Relevant Notes and any Further Notes pursuant to this First Supplemental Trust Deed and that they are jointly and severally liable with the Additional Guarantor.

5.                                      FURTHER ASSURANCE

The Issuer and the Additional Guarantor shall, at their own cost, take such action and execute such documentation as the Trustee shall reasonably request in respect of the matters contemplated by this First Supplemental Trust Deed.

6.                                      COMMUNICATIONS

Any notice or demand to the Additional Guarantor to be given, made or served for any purposes under this First Supplemental Trust Deed shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Additional	Coca-Cola HBC Holdings B.V.
Guarantor:	Naritaweg 165
1043 BW Amsterdam
The Netherlands

(Attention: Bart Jansen)

7.                                      LAW AND JURISDICTION

7.1                               Governing Law

This First Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it is governed by English Law.

7.2                               English Courts

The courts of England have exclusive jurisdiction to settle any disputes (a Dispute), arising from or connected with this First Supplemental Trust Deed (including a dispute regarding the existence, validity or termination of, and all non-contractual obligations arising out of or in connection with, this First Supplemental Trust Deed) or the consequences of its nullity.

7.3                               Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly that they will not argue to the contrary.

7.4                               Rights of the Trustee and Noteholders to take proceedings outside England

Clause 7.2 (English Courts) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 7 (Law and Jurisdiction) prevents the Trustee and any of the Noteholders from taking proceedings relating to a Dispute (Proceedings) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

7.5                               Process Agent

The Issuer, the Existing Guarantors and the Additional Guarantor each agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Coca-Cola HBC Finance plc at 20-22 Bedford Row, London, WC1R 4JS or if different, its registered office for the time being or at any other address of the Issuer or the Guarantor in Great Britain at which process may be served on such person in accordance with the Companies Act 2006. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Existing Guarantors and the Additional Guarantor, the Issuer, the Existing Guarantors and the Additional Guarantor (acting together) shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer, the Existing Guarantors and the Additional Guarantor. Nothing in this paragraph shall affect the right of the Trustee or (when they are entitled to do so) any of the Noteholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere but not to proceedings in the Netherlands.

7.6                               Power of Attorney

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Supplemental Trust Deed or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer, the Existing Guarantors, the Additional Guarantor and the Trustee and delivered on the date first stated on page 1.

SIGNATORIES

EXECUTED as a DEED by	)
COCA-COLA HBC FINANCE B.V	)
acting by: H. Balcarova	)	/s/ H. Balcarova
)
)
)
)
acting by: B.H.O. Jansen	)	/s/ B.H.O. Jansen

EXECUTED as a DEED by	)
COCA-COLA HELLENIC BOTTLING	)
COMPANY S.A.	)
acting by: N. Mamoulis	)	/s/ N. Mamoulis
)
)
)
acting by: G. Spyriouni	)	/s/ G. Spyriouni

EXECUTED as a DEED by	)
COCA-COLA HBC AG	)
acting by: J. Gustavsson	)	/s/ J. Gustavsson
)
)
acting by: M. Imellos	)	/s/ M. Imellos

EXECUTED as a DEED by	)
COCA-COLA HBC HOLDINGS B.V.	)
acting by: H. Balcarova	)	/s/ H. Balcarova
)
acting by: B.H.O. Jansen	)	/s/ B.H.O. Jansen

EXECUTED as a DEED by	)
CITICORP TRUSTEE COMPANY LIMITED	)
acting by:	)

SIGNATORIES

EXECUTED as a DEED by	)
COCA-COLA HBC FINANCE B.V	)
acting by:	)
)
)
)
)
acting by:	)

EXECUTED as a DEED by	)
COCA-COLA HELLENIC BOTTLING	)
COMPANY S.A.	)
acting by:	)
)
)
)
acting by:	)

EXECUTED as a DEED by	)
COCA-COLA HBC AG	)
acting by:	)
)
)
acting by:	)

EXECUTED as a DEED by	)
COCA-COLA HBC HOLDINGS B.V.	)
acting by:	)
)
acting by:	)

EXECUTED as a DEED by	)
CITICORP TRUSTEE COMPANY LIMITED	)
acting by: D. Mares	)	/s/ D. Mares

in the presence of: Y. Erifilliois		/s/ Y. Erifilliois